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Exhibit 3.4

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AXYS PHARMACEUTICALS, INC.
a Delaware corporation

    Axys Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

    1.  That the Board of Directors of this Corporation adopted a resolution setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of this Corporation. The resolution setting forth the proposed amendment is as follows:

      "NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by amending the first paragraph of Article FOURTH, so that, as amended, the first paragraph of Article FOURTH shall read in its entirety as follows:

      FOURTH: The total number of shares of capital stock that the Corporation shall have the authority to issue shall be 110,000,000 shares, all of which shall be divided into two (2) classes: Preferred Stock, to consist of 10,000,000 shares, par value $.001 per share and Common Stock, to consist of 100,000,000 shares, par value $.001 per share."

    2.  That said amendment was duly adopted and approved by the stockholders of this Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF the undersigned has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be duly executed as of the 15th day of May, 2001 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation of Axys Pharmaceuticals, Inc. is the act and deed of Axys Pharmaceuticals, Inc.

AXYS PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ William J. Newell William J. Newell Senior Vice President, Corporate and Business Development and Secretary

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  Exhibit 3.4